EXHIBIT 4.1

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION.  THE COMPANY MAY REFUSE TO AUTHORIZE ANY TRANSFER OF THE SECURITIES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS OF STOCK.  THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RIGHTS, ARE SET FORTH IN THE ARTICLES OF INCORPORATION OF THE COMPANY.  A COPY OF SAID ARTICLES OF INCORPORATION WILL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

BIOFORCE NANOSCIENCES HOLDINGS, INC.

CONVERTIBLE SECURED PROMISSORY NOTE

Principal Amount:  $300,000.00

July 21, 2008

BioForce Nanosciences Holdings, Inc. (the “Company”) for value received, promises to pay to the order of FCPR SGAM AI Biotechnology Fund (the “Purchaser”), the principal amount set forth above plus interest thereon calculated from the date hereof until paid in full at eight percent (8%) per annum compounded annually.  In the Event of Default (as defined below) interest shall be calculated at fifteen percent (15%) per annum, compounded annually, until the Note is paid in full. Except in the Event of Default, principal and interest accrued hereunder but unpaid will be due and payable in lawful money of the United States in full on July 21, 2009 (the “Maturity Date”), unless  (i) this Note has been previously converted pursuant to Section 2 hereof, in which case all outstanding principal and accrued interest under this Note shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable debt or equity securities to the Purchaser as set forth in Section 2 hereof, (ii) this Note has been previously redeemed pursuant to Section 4 or Section 5 hereof, in which case all accrued interest shall be paid on the redemption date.

The following is a statement of the rights of the Purchaser and the conditions to which this Note is subject, and to which the Purchaser, by the acceptance of this Note, agrees:

1.

Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1.

 “Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

1.2.

“Conversion Price” means the Warrant Price as defined in Warrant to Purchase Shares of Common Stock (the “Warrant”) issued to the Purchaser by the Company on the date of this note, and pursuant to the Convertible Secured Promissory Note and Warrant Purchase Agreement between the Company, the Purchaser, and other parties as of the same date.  If the Warrant is no longer outstanding as of the date of conversion of this Note, the Conversion Price shall be the Warrant Price that would have been in effect on the date of conversion of the Note had the Warrant still been outstanding.

1.3.

“Financing” shall mean the Company's sale or issuance, from and after the date hereof, of its equity securities, or debt securities convertible into Common Stock, for cash (excluding securities issued upon the exercise of options or upon the exercise of warrants or other convertible debt securities of the Company outstanding on the date hereof or upon the conversion of the Notes) in one transaction or a series of transactions occurring after the date hereof, which results in the receipt by the Company of at least $1,000,000 in proceeds from one or more investors.

1.4.

 “Financing Price” shall mean the price per share or other unit at which the Company sells its equity securities, or debt securities convertible into Common Stock, in the first Financing following the date hereof.

1.5.

“Financing Securities” shall mean the class or series of equity or debt securities that the Company issues or sells in connection with the first Financing following the date hereof.

1.6.

“Note” shall mean this convertible secured promissory note.

1.7.

“Person” shall mean any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

2.

Conversion.

2.1.

Voluntary Conversion by the Purchaser. At any time prior to this Note being paid in full, the Purchaser shall have the right, but not the obligation, to convert all but not less than all of the principal and interest due under this Note into shares of the Company’s Common Stock at the Conversion Price.  Upon a voluntary conversion pursuant to this Section 2.1, the Purchaser shall provide the Company written notice of its intent to convert.  The Company shall then issue the Common Stock upon surrender of this Note for conversion at the principal office of the Company.

2.2.

Voluntary Conversion Associated with Subsequent Financing.  At any time prior to this Note being paid in full, if the Company consummates an equity financing, or a debt financing where that debt is convertible into equity securities, the Purchaser may exchange the Note for the securities issued in such financing on the terms of the subsequent offering.  The Company shall provide the Purchaser of notice of any debt or equity offerings while this Note is outstanding.  If the Purchaser wishes to convert this Note under Section 2.2, the Purchaser shall provide the Company with written notice of its intent to convert within fifteen days of receipt of notice from the Company of a subsequent financing.  The Company shall then issue the applicable debt or equity securities upon surrender of this Note for conversion at the principal office of the Company.

2.3.

Mandatory Conversion.  This Note shall automatically convert simultaneous with the closing of a Financing.  Upon a mandatory conversion pursuant to this Section 2.3, the Company shall provide the Purchaser notice thereof and the Purchaser shall surrender of this Note for conversion at the principal office of the Company.  The Purchaser shall have the option of converting this note into i) Financing Securities at the Financing Price, or ii) shares of the Company’s Common Stock at the then applicable Conversion Price, and will provide the Company with written notice of which conversion option it chooses within five business days of receipt of notice from the Company that a Financing has occurred.

2.4.

No Fractional Shares.  No fractional shares will be issued on conversion of this Note.  If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

2.5.

Fully Paid Shares.  All shares of Common Stock or Financing Securities issued or transferred upon the conversion of this Note shall be validly issued, fully paid, non-assessable and free and clear of any claims, liens or encumbrances.

2.6.

Certain Representations.  The Company hereby represents and warrants that it has taken all necessary corporate action and obtained all necessary consents and approvals to authorize the issuance of this Note.

2.7.

No Rights as Stockholder.  Except in the event of conversion, this Note does not by itself entitle the Purchaser to any voting rights or other rights as a stockholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Purchaser shall cause such Purchaser to be a stockholder of the Company or for any purpose by virtue hereof.

3.

Securities Law Matters.  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and has such knowledge or experience in financial and business matters to enable the Purchaser to evaluate the merits and risks of acquiring the Note. The Purchaser has had the opportunity to discuss with the Company’s management, the Company’s business and financial affairs. The Purchaser is acquiring this Note for the Purchaser’s own account for investment and with no intention of distributing or reselling such Note or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act.  The Purchaser acknowledges that (i) this Note and the Conversion Securities have not been registered under the Securities Act or any state securities law, (ii) the Purchaser must continue to bear the economic risk of the investment in this Note and the Conversion Securities unless such securities are subsequently registered under the Securities Act and applicable state securities law or such registration is not required, and (iii) there is not now, and in the future there may not be, any public market for this Note or the Conversion Securities. The Purchaser understands and acknowledges that this Note and the Conversion Securities shall have a restrictive legend to reflect the facts set forth in subsections (i) and (ii). The Purchaser understands that this Note is a speculative investment which involves a high degree of risk of loss of its investment therein and that it may not be possible to liquidate such investment in the Company in case of emergency, if at all. The Purchaser has had the opportunity to ask all questions and receive all answers concerning the Company and the terms and conditions of the purchase of this Note which the Purchaser deems necessary in order to make an informed decision to purchase this Notes.

4.

Redemption.  The Company can redeem all of the outstanding Notes at any time, other than upon a change of control as described below, upon thirty (30) days notice at a redemption price equal to 120% of the then outstanding principal amount plus accrued interest and other charges. Holders of the Notes called for redemption may exercise their right to convert any or all of their Notes pursuant to Section 2 at any time prior to the close of business on the date set for redemption.

5.

Liquidation. In the event of a liquidation, dissolution or winding up of the Company prior to the Maturity Date, the Purchaser will have the right to receive immediately an amount equal to the 120% of the outstanding principal amount plus accrued, unpaid interest of this Note held by the Purchaser.  Holders of the Notes may exercise their right to convert any or all of their Notes pursuant to Section 2 at any time prior to the close of business on the date set for liquidation.

6.

Collateral.  As security for this Note, Company hereby grants to Purchaser a security interest in all of its assets, including assets of its subsidiary, BioForce Nanosciences, Inc., including but not limited to accounts receivable, inventory, property and equipment, and intangible assets including intellectual property.  This security interest ranks pari-passu with the security interest granted to the purchasers of $300,000 of the Company’s convertible secured promissory notes which were issued on June 10, 2008.  A UCC-1 Financing Statement in a form acceptable to the Purchaser, and any other documents reasonably requested by Purchaser to perfect their security interest, appropriately completed by and duly executed by the Company, shall be filed with the appropriate governmental agency.

7.

Registration Rights.  If at any time when there is not an effective Registration Statement covering the shares of Common Stock issuable upon the conversion of this Note (the “Conversion Shares”), the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such Holder shall so request in writing, (which request shall specify the Conversion Shares intended to be disposed of by the Purchasers), the Company will cause the registration under the Securities Act of all Conversion Shares which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Conversion Shares so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Conversion Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Conversion Shares being registered pursuant to this Section 7 for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Conversion Shares such Holder requests to be registered; provided, however, that the Company shall not be required to register any Conversion Shares pursuant to this Section 7 that are eligible for sale pursuant to Rule 144(k) of the Securities Act.  In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Conversion Shares in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Conversion Shares would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Conversion Shares of the Holders, then (x) the number of Conversion Shares of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Conversion Shares requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Conversion Shares, or (y) none of the Conversion Shares of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Conversion Shares; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Conversion Shares intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).  Nothing in this section shall limit the registration rights that the Purchase may have under any other agreement.

8.

Events of Default; Remedies.  The term “Event of Default” shall mean the occurrence of any one or more of the following:

8.1.

The failure of the Company to pay any amounts due hereunder when due and such failure continues for a period of fourteen (14) days after written notice thereof by the Purchaser;

8.2.

A material breach by the Company of any other term or provision of this Note, or the Convertible Secured Promissory Note and Warrant Purchase Agreement dated June July 21, 2008, that remains uncured twenty one (21) days after the Company becomes aware of such breach;

8.3.

The Company shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for the Company or for any substantial part of the Company’s property, or the winding up or liquidation of the Company’s affairs shall have been ordered; or the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days, or the Company shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or for any substantial part of the Company’s property, or make any general assignment for the benefit of creditors; or

Upon the occurrence and continuance of an Event of Default, the Purchaser is entitled to declare all or any portion of the outstanding principal amount of the Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof.

9.

Convertible Secured Promissory Note and Warrant Purchase Agreement.  Except as otherwise expressly provided herein, this Note shall be subject to the terms and conditions of the Convertible Secured Promissory Note and Warrant Purchase Agreement, by and among the Company and the Purchaser and dated as of July 21, 2008.

[signatures appear on the following page]

IN WITNESS WHEREOF, each party has caused this Note to be signed in its name on the date first written above.

Company:

BIOFORCE NANOSCIENCES HOLDINGS, INC.

By:  __/s/ Gregory D. Brown_____________________

Name:_Gregory D. Brown_______________________

Title:_Chief Financial Officer____________________

Purchaser:

FCPR SGAM AI Biotechnology Fund

By:_/s/ Midori Yokoyama______________________

 Name:_Midori Yokoyama_____________________

 Title:_Partner_______________________________